                                                                  Exhibit 10.27

                                 FIRST AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT
                                    (WALLER)


     THIS FIRST AMENDMENT (this "Amendment") is made as of April 3, 2000, to the Employment Agreement dated May 25, 1996 (the "Original Agreement") by and between WILSONS THE LEATHER EXPERTS INC., a Minnesota corporation (the "Company"), and JOEL WALLER, a resident of Minnesota (the "Executive").

     WHEREAS, the Company wishes to continue to secure the Executive's services as Chairman and Chief Executive Officer of the Company under the terms of the Original Agreement as modified by this Amendment;

     WHEREAS, the Executive wishes to continue to provide such services to the Company; and

     WHEREAS, the Executive and the Company desire to modify the definitions of "Employment Year" and "Base Salary" in the Original Agreement.

     NOW THEREFORE, in consideration of the premises and of the mutual covenants and undertakings stated herein, the Executive and the Company hereby agree to amend the Original Agreement as follows:

     A. Section 1 of the Original Agreement is hereby amended in its entirety to read as follows:

          1. Employment. Subject to all terms and conditions hereof, the Company shall employ the Executive as, and the Executive shall serve the Company as, Chairman and Chief Executive Officer of the Company during the period commencing May 25, 1996 and ending at the end of the Employment Period, unless the Executive's employment hereunder terminates earlier in accordance with Section 5 hereof. For purposes of this Agreement, the "Employment Period" shall commence on May 25, 1996 and shall end on March 31, 2003, subject to an automatic one-year extension on each April 1, commencing on April 1, 2001 and each April 1 thereafter (provided that the Executive's employment hereunder has not previously terminated), unless, not later than ninety (90) days prior to the applicable April 1, the Executive or the Company shall have given notice to the other party hereto not to extend, or further extend, the Employment Period. As a result of the automatic one-year extensions, the Employment Period shall not have less than two remaining Employment Years at the time of any termination of the Executive's employment unless, not later than ninety (90) days prior to an April 1 preceding such termination, the Executive or the Company shall have given notice to the other party hereto not to extend, or further extend, the Employment Period.

     B. The definition of "Employment Year" contained in the Original Agreement is hereby changed to mean, as applicable, the twelve-month period ending on May 25 for all such twelve-month periods ending on or prior to May 25, 1999, the period commencing May 26, 1999 and ending March 31, 2000 and each twelve-month period thereafter during the Employment Period commencing April 1 and ending on the next March 31.

     C. Section 3(a) of the Original Agreement is hereby amended in its entirety to read as follows for Employment Years commencing on May 26, 1999 and each Employment Year thereafter:

          3. Compensation.

               (a) Subject to all terms and conditions hereof, while the Executive is employed by the Company hereunder, the Company shall pay, or cause one or more of its Subsidiaries to pay, to the Executive a base salary ("Base Salary") of $425,000 per Employment Year (prorated for any partial Employment Year) or such higher amount as is from time to time hereafter established by the Board of Directors or the Compensation Committee of the Company. The Executive's annual Base Salary shall be payable in substantially equal installments once every two weeks. The Board of Directors of the Company or the Compensation Committee will review the Executive's Base Salary at the beginning of each Employment Year, to determine whether an increase in the annual amount thereof is merited. In no event shall the Board of Directors or the Compensation Committee reduce the Executive's Base Salary for any Employment Year commencing April 1, 2000 or thereafter below the greater of $425,000 or the amount of Base Salary paid by the Company to the Executive on an annualized basis for the immediately preceding Employment Year.

     D. All references in the Original Agreement and this Amendment to "this Agreement," the "Agreement," "hereunder," "herein," or "hereof" shall be deemed to be references to the Original Agreement, as amended by this Amendment and as hereafter amended by any other amendment adopted in accordance with Section 22 of the Original Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date and year first above written.

                                       WILSONS THE LEATHER EXPERTS
                                          INC.


/s/ Joel Waller                        By: /s/ David Rogers
----------------------------------         -------------------------------------
Name:  Joel Waller                         Name:  David Rogers
                                           Title:  President


                                       3